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                        PAUL, HASTINGS, JANOFSKY & WALKER LLP
                               555 South Flower Street
                            Los Angeles, California 90071
                                    (213) 683-6000


                                   August 13, 1998

Stonebridge Funds Trust
370 17th Street, Suite 3100
Denver, Colorado 80202

Ladies and Gentlemen:

          We have acted as counsel to Stonebridge Funds Trust, a Delaware business trust (the "Trust"), in connection with the issuance of an indefinite number of shares of beneficial interest ("Shares") in the Stonebridge Growth Fund and Stonebridge Aggressive Growth Fund series of the Trust in a public offering pursuant to a Registration Statement on Form N-1A (Registration no. 2-12893), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").


          In our capacity as counsel for the Trust, we have examined the Declaration of Trust of the Trust, the bylaws of the Trust, originals or copies of actions of the Trustees as furnished to us by the Trust, certificates of public officials, statutes and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

          Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when purchased and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement.

                              Very truly yours,

                    S/PAUL, HASTINGS, JANOFSKY & WALKER LLP